Exhibit 99.1
For Immediate Release

Hudson Global Reports 2020 Third Quarter Results

OLD GREENWICH, CT - November 5, 2020 - Hudson Global, Inc. (Nasdaq: HSON), a leading global total talent solutions company, announced today financial results for the third quarter ended September 30, 2020.

2020 Third Quarter Summary

•	Revenue of $25.4 million decreased 1.4% from the third quarter of 2019 and 4.7% in constant currency.

•	Adjusted net revenue of $9.1 million decreased 20.4% from the third quarter of 2019 and 22.6% in constant currency.

•
Net loss was $1.2 million, or $0.41 per basic and diluted share, compared to net income of $0.4 million, or $0.12 per basic and diluted share, for the third quarter of 2019. Adjusted net loss per diluted share (Non-GAAP measure)* was $0.38 compared to adjusted net income per diluted share of $0.13 in the third quarter of 2019.

•	Adjusted EBITDA (Non-GAAP measure)* loss was $0.7 million compared to adjusted EBITDA of $0.8 million in the third quarter of 2019.

•	Total cash including restricted cash was $29.7 million at September 30, 2020.

"Our business in the third quarter of 2020 continued to be impacted by the challenging macroeconomic environment caused by COVID-19," said Jeff Eberwein, Chief Executive Officer of Hudson Global. "We are positioned to respond quickly as activity begins to rebound. We are excited about the recent acquisition of Coit Group and what our new, combined team can accomplish together in the technology space. We believe this accretive combination will generate considerable value for our clients, team, and stockholders."

* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Adjusted EBITDA, EBITDA, adjusted net income or loss, and adjusted net income or loss per diluted share are defined in the segment tables at the end of this release and a reconciliation of such Non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

All growth rate comparisons are in constant currency.

Asia Pacific

Asia Pacific revenue of $19.9 million increased 10% and adjusted net revenue of $5.0 million decreased 13% in the third quarter of 2020 compared to the same period in 2019. EBITDA was $0.5 million in the third quarter of 2020 compared to EBITDA of $0.8 million in the same period one year ago, and adjusted EBITDA was $0.9 million compared to adjusted EBITDA of $1.1 million in the third quarter of 2019.

Americas

In the third quarter of 2020, Americas revenue of $1.9 million decreased 45% and adjusted net revenue of $1.7 million decreased 48% from the third quarter of 2019. EBITDA loss was $0.8 million in the third quarter of 2020 compared to breakeven EBITDA in same period last year. The region recorded an adjusted EBITDA loss of $0.8 million compared to adjusted EBITDA of $0.2 million a year ago.

Europe

Europe revenue in the third quarter of 2020 declined 29% to $3.6 million and adjusted net revenue of $2.4 million decreased 13% from the third quarter of 2019. EBITDA was breakeven in the third quarter of 2020 compared to EBITDA of $0.2 million in the same period of 2019. Adjusted EBITDA was breakeven for the third quarter of 2020 compared to adjusted EBITDA of $0.3 million a year ago.

Corporate Costs

In the third quarter of 2020, the Company's corporate costs were $0.9 million compared to $0.8 million in the prior year quarter. Corporate costs in the third quarter of 2020 period excluded non-recurring expenses of $0.1 million compared to $0.0 million in the third quarter of 2019.

Liquidity and Capital Resources

The Company ended the third quarter of 2020 with $29.7 million in cash, including $0.4 million in restricted cash. The Company used $0.5 million in cash flow from operations during the third quarter of 2020, compared to generating $0.2 million of cash flow from operations in the third quarter of 2019. Year-to-date, the company has used $1.4 million in cash flow from operations compared to using $7.6 million in the first nine months of 2019.

Share Repurchase Program

Through 2019 and 2020 year-to-date, the Company reduced its share count by 16% and continues to view share repurchases as an attractive use of capital. Under its $10 million common stock share repurchase program, the Company has $1.7 million remaining.

COVID-19 Update

As disclosed in previously issued Company press releases as well as in our 2019 Form 10-K and first and second quarter 2020 Form 10-Qs, our business has been adversely impacted by the COVID-19 outbreak and the accompanying economic downturn. This downturn, as well as the uncertainty regarding the duration, spread and intensity of the outbreak, led to an initial reduction in demand for our services in the first three quarters of 2020. Some of our customers have instituted hiring freezes, while other customers that are more capable of working remotely have been allowed to operate somewhat as usual. The expected timeline for this reduction in demand for our services remains uncertain and difficult to predict considering the rapidly evolving landscape but we are beginning to see signs of positive momentum at certain clients.

The Company is vigilantly monitoring the business environment surrounding COVID-19 and continues to proactively address this situation as it evolves. The Company is confident that it can continue to take appropriate actions to manage the business in this challenging environment due to the flexibility of its workforce and the strength of its balance sheet.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:

•	Toll-Fee Dial-In Number: (866) 220-5784

•	International Dial-In Number: (615) 622-8063

•	Conference ID #: 9879465

The archived call will be available on the investor information section of the Company's web site at hudsonrpo.com.

About Hudson Global

Hudson Global, Inc. is a leading global total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and strive to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:
The Equity Group
Lena Cati
212 836-9611 / lcati@equityny.com

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the adverse impacts of the recent coronavirus, or COVID-19 outbreak; the Company’s ability to successfully achieve its strategic initiatives; risks related to the Company’s large cash balance relative to its market capitalization as a small public company; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to retain and recruit qualified management and/or advisors; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the Company at any time; competition in the Company's markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company's investment strategy; risks related to international operations, including foreign currency fluctuations, political events, natural disasters or health crises, including the ongoing COVID-19 outbreak; the Company's dependence on key management personnel; the Company's ability to attract and retain highly skilled professionals; the Company's ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carry-forwards; volatility of the Company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$25,413	$25,762	$74,117	$68,363

Operating expenses:
Direct contracting costs and reimbursed expenses	16,343	14,366	46,319	35,912
Salaries and related	8,098	8,857	24,650	27,758
Other selling, general and administrative	2,049	2,022	5,584	6,911
Depreciation and amortization	25	23	73	62
Total operating expenses	26,515	25,268	76,626	70,643
Operating (loss) income	(1,102)	494	(2,509)	(2,280)
Non-operating income (expense):
Interest income, net	14	88	133	526
Other income (expense), net	96	(87)	474	(215)
(Loss) income from continuing operation before provision for income taxes	(992)	495	(1,902)	(1,969)
Provision for income taxes from continuing operations	165	149	538	356
(Loss) income from continuing operations	(1,157)	346	(2,440)	(2,325)
(Loss) income from discontinued operations, net of income taxes	—	18	—	(113)
Net (loss) income	$(1,157)	$364	$(2,440)	$(2,438)
Basic and diluted loss per share:
(Loss) earnings per share from continuing operations	$(0.41)	$0.11	$(0.84)	$(0.74)
(Loss) earnings per share from discontinued operations	—	0.01	—	(0.04)
(Loss) earnings per share	$(0.41)	$0.12	$(0.84)	$(0.77)
Weighted-average shares outstanding:
Basic	2,858	3,082	2,920	3,150
Diluted	2,858	3,118	2,920	3,150

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$29,345	$31,190
Accounts receivable, less allowance for doubtful accounts of $20 and $174, respectively	11,916	12,795
Restricted cash, current	154	148
Prepaid and other	1,213	804
Total current assets	42,628	44,937
Property and equipment, net	132	186
Operating lease right-of-use assets	269	401
Deferred tax assets	725	793
Restricted cash	234	380
Other assets	7	7
Total assets	$43,995	$46,704
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$392	$1,064
Accrued expenses and other current liabilities	8,920	8,178
Short-term debt	810	—
Operating lease obligations, current	230	246
Total current liabilities	10,352	9,488
Income tax payable	859	845
Operating lease obligations	43	160
Long-term debt	516	—
Other liabilities	167	177
Total liabilities	11,937	10,670
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 20,000 shares authorized; 3,672 and 3,663 shares issued; 2,685 and 2,936 shares outstanding, respectively	4	4
Additional paid-in capital	486,659	486,088
Accumulated deficit	(438,947)	(436,507)
Accumulated other comprehensive loss, net of applicable tax	(333)	(479)
Treasury stock, 987 and 726 shares, respectively, at cost	(15,325)	(13,072)
Total stockholders’ equity	32,058	36,034
Total liabilities and stockholders' equity	$43,995	$46,704

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Three Months Ended September 30, 2020	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$19,877	$1,934	$3,602	$—	$25,413
Adjusted net revenue, from external customers (1)	$5,002	$1,678	$2,390	$—	$9,070
Net loss					$(1,157)
Provision from income taxes					165
Interest income, net					(14)
Depreciation and amortization					25
EBITDA (loss) (2)	$517	$(789)	$(40)	$(669)	(981)
Non-operating expense (income), including corporate administration charges	415	26	88	(625)	(96)
Stock-based compensation expense	11	—	1	322	334
Non-recurring severance and professional fees	—	1	—	81	82
Adjusted EBITDA (loss) (2)	$943	$(762)	$49	$(891)	$(661)

For The Three Months Ended September 30, 2019	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$17,436	$3,510	$4,816	$—	$25,762
Adjusted net revenue, from external customers (1)	$5,574	$3,205	$2,617	$—	$11,396
Net income					$364
Income from discontinued operations, net of income taxes					18
Income from continuing operations					346
Provision for income taxes					149
Interest income, net					(88)
Depreciation and amortization					23
EBITDA (loss) (2)	$821	$3	$178	$(572)	430
Non-operating expense (income), including corporate administration charges	267	161	144	(485)	87
Stock-based compensation expense	22	(3)	(9)	192	202
Non-recurring severance and professional fees	—	—	—	37	37
Adjusted EBITDA (loss) (2)	$1,110	$161	$313	$(828)	$756

(1)	Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.

(2)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and Non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, business reorganization expenses, stock-based compensation expense, and other non-recurring expenses (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE (continued)
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Nine Months Ended September 30, 2020	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$55,661	$7,328	$11,128	$—	$74,117
Adjusted net revenue, from external customers (1)	$14,331	$6,431	$7,036	$—	$27,798
Net loss					$(2,440)
Provision from income taxes					538
Interest income, net					(133)
Depreciation and amortization					73
EBITDA (loss) (2)	$1,879	$(1,767)	$323	$(2,397)	(1,962)
Non-operating expense (income), including corporate administration charges	519	186	(120)	(1,059)	(474)
Stock-based compensation expense	49	(4)	5	521	571
Non-recurring severance and professional fees	—	319	—	440	759
Adjusted EBITDA (loss) (2)	$2,447	$(1,266)	$208	$(2,495)	$(1,106)

For The Nine Months Ended September 30, 2019	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$43,569	$10,632	$14,162	$—	$68,363
Adjusted net revenue, from external customers (1)	$15,584	$9,558	$7,309	$—	$32,451
Net loss					$(2,438)
Loss from discontinued operations, net of income taxes					(113)
Loss from continuing operations					(2,325)
Provision for income taxes					356
Interest income, net					(526)
Depreciation and amortization					62
EBITDA (loss) (2)	$1,135	$17	$(139)	$(3,446)	(2,433)
Non-operating expense (income), including corporate administration charges	810	449	407	(1,451)	215
Stock-based compensation expense	80	20	5	706	811
Non-recurring severance and professional fees	—	—	—	975	975
Adjusted EBITDA (loss) (2)	$2,025	$486	$273	$(3,216)	$(432)

(1)	Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.

(2)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and Non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, business reorganization expenses, stock-based compensation expense, and other non-recurring expenses (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION OF CONSTANT CURRENCY MEASURES
(in thousands) (unaudited)

The Company operates on a global basis, with the majority of its revenue generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The Company defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, adjusted net revenue, selling, general and administrative expenses ("SG&A"), other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. The Company’s management reviews and analyzes business results in constant currency and believes these results better represent the Company’s underlying business trends. The Company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended September 30,
	2020	2019
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Asia Pacific	$19,877	$17,436	$677	$18,113
Americas	1,934	3,510	(2)	3,508
Europe	3,602	4,816	238	5,054
Total	$25,413	$25,762	$913	$26,675
Adjusted net revenue (1)
Asia Pacific	$5,002	$5,574	$196	$5,770
Americas	1,678	3,205	(6)	3,199
Europe	2,390	2,617	131	2,748
Total	$9,070	$11,396	$321	$11,717
SG&A:(2)
Asia Pacific	$4,070	$4,477	$161	$4,638
Americas	2,537	3,052	(3)	3,049
Europe	2,245	2,295	115	2,410
Corporate	1,295	1,055	(2)	1,053
Total	$10,147	$10,879	$271	$11,150
Operating income (loss):
Asia Pacific	$919	$1,075	$33	$1,108
Americas	(767)	160	—	160
Europe	42	316	17	333
Corporate	(1,296)	(1,057)	2	(1,055)
Total	$(1,102)	$494	$52	$546
EBITDA (loss):
Asia Pacific	$517	$821	$21	$842
Americas	(789)	3	—	3
Europe	(40)	178	9	187
Corporate	(669)	(572)	(1)	(573)
Total	$(981)	$430	$29	$459

(1)	Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.

(2)	SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.

HUDSON GLOBAL, INC.
RECONCILIATION OF ADJUSTED NET LOSS PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended September 30, 2020	Net Loss	Outstanding	Share
Net loss	$(1,157)	2,858	$(0.41)
Add: Non-recurring items (after-tax)	82	2,858	0.03
Adjusted net loss (1)	$(1,075)	2,858	$(0.38)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended September 30, 2019	Net Income	Outstanding	Share
Net income	$364	3,118	$0.12
Add: Non-recurring items (after-tax)	37	3,118	0.01
Adjusted net income (1)	$401	3,118	$0.13

(1)
Adjusted net income or loss and adjusted net income or loss per diluted share are Non-GAAP measures defined as reported net income or loss and reported net income or loss per diluted share before items such as non-recurring severance and professional fees after tax that are presented to provide additional information about the company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss and adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the company's profitability or liquidity. Further, Adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.